                 CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK
                      DEFERRED EXECUTIVE COMPENSATION PLAN

                                    ARTICLE I

                                     PURPOSE

      The purpose of the Plan is to recognize the contributions to the success and profitability of CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK (the "Bank") provided by officers of the Bank through the awarding of additional compensation that will (a) increase the interest of such officers in the Bank's welfare; (b) furnish an incentive to such officers to continue their services for the Bank; and (c) provide a means by which the Bank may attract able persons to enter its employ. This Plan shall be interpreted, for all purposes, in a manner that will effectuate the purposes, objectives, and intentions set forth in this Article. This Plan has been adopted by the Board of Directors of the Bank.

                                   ARTICLE II
                                   DEFINITIONS

      For purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

      "ACTUAL NET INCOME" shall have the meaning set forth in Section 5.2.

      "ALLOCABLE EXCESS VALUE" shall have the meaning set forth in Section 7.1.

      "ANNUAL INCENTIVE AWARD" means a cash award granted to a Participant pursuant to Article V of the Plan and subject to the terms of Article VI of the Plan.

      "ANNUAL INCENTIVE AWARD DATE" shall have the meaning set forth in Section 5.6.

      "BANK" means California Federal Bank, A Federal Savings Bank.

      "BASE SALARY" means the amount a Participant is entitled to receive as wages or salary on an annualized basis, calculated immediately prior to a Change of Control (if any) and excluding, without limitation, benefits, bonuses and awards under this Plan or any other plan in which the Participant is eligible to participate.

      "BASE SALARY PERCENTAGE" shall have the meaning set forth in Section 7.1.

      "BOARD" means the Board of Directors of the Bank.

      "BOOK VALUE" shall have the meaning set forth in Section 7.1.

      "CHANGE OF CONTROL" with respect to the Bank means any of the following:
(a) the occurrence of any event that would cause Gerald J. Ford, or any entity controlled by him, to cease to beneficially own, directly or indirectly, any beneficial interest in the common equity securities of the Bank, (b) the occurrence of any event that would cause Mafco Holdings Inc., including its subsidiaries, to cease to beneficially own, directly or indirectly, in the aggregate, at least a 51% interest in the common equity securities of the Bank,
(c) any public offering under the Securities Act of 1933, as amended, of more than 20% of any class of common equity securities of the Bank, or (d) any (i) consolidation, share exchange, or merger of or involving the Bank in which the Bank is not the continuing or surviving corporation or pursuant to which shares of the Bank's common stock would be converted into cash, securities or other property, other than a merger of the Bank in which the holders of the Bank's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) sale, lease, exchange or other transfer (in one transaction or a series of transactions) of more than 50% of the assets (by value) of the Bank; provided, however, that an event of the type described in item (d) above shall constitute a Change of Control only if such event must by law or rule be filed in advance with the Office of Thrift Supervision or the Board of Governors of the Federal Reserve System under the Change in Bank Control Act (12 U.S.C. 1817(j), the Savings and Loan Holding Company Act (12 U.S.C. 1467a) or the Bank Holding Company Act (12 U.S.C. 1844(b)).

     "CHANGE OF CONTROL CONSIDERATION" shall have the meaning set forth in
Section 7.1.

      "COMMITTEE" shall have the meaning set forth in Article III.

      "DISABILITY OR DISABLED" means "Total Disability," as that term is defined in the Bank's Employee Handbook, as in effect from time to time.

      "LOW RESULT" shall have the meaning set forth in Section 5.2.

      "125% AMOUNT" shall have the meaning set forth in Section 7.1.

      "PARTICIPANT" shall mean an officer of the Bank selected by the Committee to be eligible to participate in the Plan. The initial Participants are listed on Exhibit A hereto.

      "PLAN" means the California Federal Bank, A Federal Savings Bank, Deferred Executive Compensation Plan, as amended from time to time.

      "STANDARD RESULT" shall have the meaning set forth in Section 5.2.

      "SUPERIOR RESULT" shall have the meaning set forth in Section 5.2.

      "TARGETED ANNUAL INCOME" means the maximum Annual Incentive Award (expressed as a percentage of a Participant's Base Salary) that a Participant may be awarded under the Plan for a specific fiscal year.

      "TARGET NET INCOME" means the dollar amount of net income established by the Board from time to time as the Bank's financial performance target for each fiscal year during which the Plan is in effect.

      "TERMINATION OF EMPLOYMENT" means the termination of employment with the Bank, for any reason, of a Participant who, prior to such termination, was an employee (including without limitation an employee director) of the Bank.

      "VESTED PERCENTAGE" shall have the meaning set forth in Section 7.1.

                                  ARTICLE III

                                 ADMINISTRATION

      The Plan shall be administered by the Board. Without limitation, the Board shall: (i) determine and designate from time to time the officers of the Bank who will be Participants hereunder; (ii) interpret the Plan; (iii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; (iv) annually determine by resolution whether to continue the Plan and record in writing the basis for such determination (provided, however, that absent an affirmative annual determination by the Board to continue the Plan, the Plan shall terminate (as to new awards) after the grant (if any) of awards for the last fiscal year for which the Board determined to continue the Plan; provided, however, that no member of the Board who is a Participant in the Plan may participate in the deliberations relating to, or vote on, the Plan); and (v) make such other determinations and take such other action as it deems necessary or advisable. Any interpretation, determination, or other action made or taken by the Board shall be final, binding, and conclusive on all interested parties.

      Notwithstanding the immediately-preceding paragraph, the Board in its discretion may appoint a committee (the "Committee") to administer the Plan and to perform the functions of the Board with respect to the Plan. If designated by the Board, the Committee shall consist of not fewer than two persons, who need not be members of the Board. The Board may upon resolution delegate some or all of its powers with respect to the administration of the Plan to the Committee. The Committee shall have only such powers as may be so delegated.

      If the Board delegates some or all of its power to the Committee as provided hereunder, any member of the Committee (or all members in the event the Board elects to assume direct responsibility for administration of the
Plan) may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

      The Committee shall select one of its members to act as its Chairman and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

                                   ARTICLE IV
                                  PARTICIPANTS

      Any officer of the Bank whose judgment, initiative and efforts are expected by the Board to contribute materially to the successful performance of the Bank is eligible to participate in the Plan. The Board shall, from time to time, in its sole discretion, select the officers of Bank who will be Participants hereunder. The Board may, from time to time, in its sole discretion, determine that an officer of the Bank who previously was a Participant in the Plan should not continue to be a Participant in the Plan; provided, however, that such a determination by the Board shall not affect any Annual Incentive Award previously granted to such officer, which shall continue in effect until such award is paid or forfeited pursuant to the terms of the Plan.

                                    ARTICLE V
                             ANNUAL INCENTIVE AWARDS

      5.1 DETERMINATION OF TARGET NET INCOME. For each fiscal year of the Bank during which the Plan is in effect, the Board shall determine the Target Net Income for such fiscal year. The Board may, in its sole discretion, modify or replace the Target Net Income at any time during such fiscal year to adjust for any acquisition, divestiture, reorganization, restructuring or recapitalization of the Bank or any material change in the Bank's business or prospects during such fiscal year. Any such modified or replaced Target Net income shall be deemed to have been in effect for the entire applicable fiscal year.

      5.2 DETERMINATION OF ACTUAL NET INCOME. On or before the 90th day after the end of each fiscal year during which the Plan is in effect, the Chief Financial Officer or other appropriate officer of the Bank shall certify to the Board the Bank's net income for the immediately-preceding fiscal year (the "Actual Net Income"). Actual Net Income shall be determined in accordance with generally-accepted accounting principles as consistently applied by the Bank. The Chief Financial Officer or other appropriate officer of the Bank also will report to the Board whether the Actual Net Income for such fiscal year was at least 84.99% of the applicable Target Net Income but less than the applicable Target Net Income (a "Low Result"), equal to or greater than the Target Net Income but less than 110% of the Target Net Income (a "Standard Result") or equal to or greater than 110% of the Target Net Income (a "Superior Result").

      5.3 DETERMINATION OF TARGETED ANNUAL INCENTIVE. If Actual Net Income for a fiscal year constitutes a Low Result, then the Targeted Annual Incentive for such fiscal year shall be 56.25% of each Participant's Base Salary for such fiscal year. If Actual Net Income for a fiscal year constitutes a Standard Result, then the Targeted Annual Incentive for such fiscal year shall be 75% of each Participant's Base Salary for such fiscal year. If Actual Net Income for a fiscal year constitutes a Superior Result, then the Targeted Annual Incentive for such fiscal year shall be 82.5% of each Participant's Base Salary for such fiscal year. If Actual Net Income for any fiscal year is less than 84.99% of the Target Net Income for such fiscal year, then no Annual Incentive Awards will be made under the Plan for such fiscal year.

      5.4 DETERMINATION OF ANNUAL INCENTIVE AWARDS. Each Participant's Annual Incentive Award for any fiscal year during which the Plan is in effect shall consist of (i) 50% of such Participant's Targeted Annual Incentive for such fiscal year plus (ii) a discretionary amount up to an additional 50% of the Targeted Annual Incentive, as determined by the Chief Executive Officer and the Chief Operating Officer of the Bank, based on their determination of the Participant's performance and contribution to the Bank's success during the applicable fiscal year, which determination shall be final, binding and conclusive on each Participant.

      5.5 NOTICE OF ANNUAL INCENTIVE AWARDS. After the determination of each Participant's Annual Incentive Award for a fiscal year, the President and Chief Operating Officer or other appropriate officer of the Bank shall notify each Participant of the dollar amount of such Participant's Annual Incentive Award for such fiscal year.

      5.6 ANNUAL INCENTIVE AWARD DATE. Notwithstanding the date on which a Participant receives notification of such Participant's Annual Incentive Award for a fiscal year, the Annual Incentive Award shall be deemed to have been granted on December 31 of the fiscal year to which such Annual Incentive Award applies (the "Annual Incentive Award Date").

                                   ARTICLE VI
                             PAYMENT AND FORFEITURE
                           OF ANNUAL INCENTIVE AWARDS

      6.1 PAYMENT. Each Annual Incentive Award shall be paid as follows: 20% on the first anniversary of the Annual Incentive Award Date; an additional 20% on the second anniversary of the Annual Incentive Award Date; an additional 20% on the third anniversary of the Annual Incentive Award Date; an additional 20% on the fourth anniversary of the Annual Incentive Award Date; and an additional 20% on the fifth anniversary of the Annual Incentive Award Date. Payments of Annual Incentive Awards shall be made by Bank check, which need not be a certified check or a cashier's check. The Bank shall deduct or withhold from any Annual Incentive Award paid hereunder all federal, state and local income taxes, Social Security, FICA, FUTA and other amounts that the Bank determines are required by law to be withheld.

      6.2 INTEREST. Each outstanding Annual Incentive Award (or portion thereof) shall bear interest at the rate of 6.0% per annum, from the Annual Incentive Award Date to the date such Annual Incentive Award is paid in full. Interest on each outstanding portion of an Annual Incentive Award shall be paid on the date such portion of the Annual Incentive Award is paid. If any Annual Incentive Award (or portion thereof) is forfeited pursuant to Section 6.3, then any accrued but unpaid interest on such forfeited Annual Incentive Award (or portion thereof) likewise shall be forfeited.

      6.3 FORFEITURE. Except as set forth in Section 6.4 below, if a Participant's employment with the Bank is terminated for any reason, then all of such Participant's Annual Incentive Awards that have not been paid by the Bank prior to such date shall immediately be forfeited.

      6.4   ACCELERATION OF PAYMENT.

            (A) UPON CHANGE OF CONTROL. Upon a Change of Control of the Bank, the Bank shall pay (simultaneously with the Change of Control) to each Participant who has not had a Termination of Employment prior to such date, the entire amount of such Participant's Annual Incentive Awards, together with interest thereon pursuant to Section 6.2.

            (B) UPON DEATH OR DISABILITY. Upon the death or Disability of a Participant prior to a Termination of Employment, the Bank shall pay to the Participant or his or her legal representative (within 30 days of such death or Disability) the entire amount of such Annual Incentive Awards granted to such Participant but not previously paid to such Participant, together with interest thereon pursuant to Section 6.2.

            (C) RETIREMENT. Upon the retirement of a Participant prior to a Termination of Employment and in accordance with the Bank's policies set forth in the Bank's Employee Handbook, as in effect from time to time, the Bank shall pay to the Participant or his or her legal representative (within 30 days of such retirement) the entire amount of such Annual Incentive Awards granted to such Participant but not previously paid to such Participant, together with interest thereon pursuant to Section 6.2.

                                   ARTICLE VII
                            CHANGE OF CONTROL AWARDS

      7.1 DETERMINATION OF CHANGE OF CONTROL AWARDS. Upon the consummation of a Change of Control, each Participant shall receive a Change of Control Award. A Participant's Change of Control Award shall be equal to the product of (a) the Participant's Vested Percentage (defined below) multiplied by (b) the lesser of the Participant's (i) 125% Amount (defined below) or (ii) Excess Value (defined below).

      "VESTED PERCENTAGE" means the quotient of the Participant's Service Period (as defined in Section 7.3) divided by 60.

      "125% AMOUNT" means the product of (a) the Participant's Base Salary as in effect on the date immediately preceding the Change of Control multiplied by
(b) 1.25.

      "EXCESS VALUE" means the product of (a) the Participant's Base Salary Percentage (defined below) multiplied by (b) the product of (i) the excess (if any) of the Change of Control Consideration (defined below) over the Book Value (defined below) multiplied by (ii) .05; provided however, that in the case of a Change of Control that results from a transaction described in items (a) or
(b), BUT NOT items (c) or (d) of the definition of a Change of Control, Excess Value shall be deemed to be equal to the 125% Amount.

      "BASE SALARY PERCENTAGE" means the quotient of (a) the Participant's Base Salary on the day immediately-preceding the announcement of the Change of Control, divided by (b) the sum of the Base Salaries of all Participants in the Plan on the day immediately-preceding the announcement of the Change of Control.

      "CHANGE OF CONTROL CONSIDERATION" means all money and the fair market value of all securities, property or other items of value (including without limitation indebtedness of the Bank) received, directly or indirectly, by the Bank or its owners as a result of any Change of Control.

      "BOOK VALUE" means the value of the common stockholders' equity of the Bank (consisting of the Bank's stockholders' equity), reduced by the redemption value of any outstanding preferred stock of the Bank, determined in accordance with generally-accepted accounting principles as consistently applied by the Bank, as of the last day of the fiscal quarter immediately-preceding the announcement of the Change of Control.

      7.2 PAYMENT OF CHANGE OF CONTROL AWARDS. Simultaneously with the consummation or occurrence of any event that constitutes a Change of Control, the Bank shall pay a Change of Control Award to each person who then is a Participant in the Plan. Payment of Change of Control Awards shall be made by Bank check, which need not be a certified check or a cashier's check. The Bank shall deduct or withhold from any Change of Control Award paid hereunder all federal, state and local income taxes, Social Security, FICA, FUTA and other amounts that the Company or the Bank (as applicable) determines are required by law to be withheld. Simultaneously with or prior to the payment of the Change of Control Awards, the President and Chief Operating Officer or other appropriate officer of the Bank shall deliver to each Participant a written notice setting forth the calculation of such Participant's Change of Control Award.

      7.3 SERVICE PERIOD. Set forth opposite each initial Participant's name on Exhibit A hereto under the heading "First Month of Service" is the month and year during which the Participant entered into his or her current employment relationship with the Bank (as owned by First Nationwide Holdings Inc., effective January 3, 1997) or First Madison Bank, FSB; First Gibraltar Bank, FSB; or First Nationwide Bank, A Federal Savings Bank (as owned by First Nationwide Holdings Inc., effective October 1, 1994) (each such entity other than the Bank being referred to herein as a "Predecessor"). Upon the addition of any person as a Participant under the Plan, such Participant's First Month of Service shall be deemed to be the month and year during which such Participant entered into his or her current employment relationship with the Bank or one of its Predecessors. For purposes of determining a Participant's Vested Percentage, the Participant's "Service Period" shall be the total number of months beginning with the Participant's First Month of Service and ending with the last day of the month during which the Change of Control occurs (inclusive); provided, however, the maximum possible Service Period for purposes of such determination shall be 60 months.

      7.4 CERTAIN FIRST NATIONWIDE MORTGAGE CORPORATION TRANSACTIONS. If (a) the Bank sells a majority of the voting capital stock of First Nationwide Mortgage Corporation ("FNMC") or all or substantially all of the assets of FNMC, in either case to a third party that is not an affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) (any such transaction an "FNMC Transaction"), and (b) the FNMC Transaction does not constitute a Change of Control as defined under this Plan, then the Bank shall pay to each Participant who is employed by FNMC at the time and date of the FNMC Transaction (i) the entire amount of the Annual Incentive Awards granted to such Participant but not previously paid to such Participant, together with interest thereon pursuant to Section 6.2 and (ii) an additional amount equal to the Participant's Vested Percentage multiplied by the 1.25% Amount, such 1.25% Amount being calculated as if the FNMC Transaction were a Change of Control hereunder.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

      8.1 NON-ASSIGNABILITY. An Annual Incentive Award or a Change of Control Award granted to a Participant may not be transferred or assigned other than by will or by the laws of descent and distribution.

      8.2 NO RIGHT TO CONTINUE IN EMPLOYMENT. Nothing in the Plan confers upon any employee the right to continue in the employ of the Bank or interferes with or restricts in any way the right of the Bank to discharge any employee at any time (subject to any contractual rights of such employee).

      8.3 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer or employee of the Bank acting on behalf of the Board or Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each officer or employee of the Bank acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Bank in respect of any such action, determination or interpretation.

      8.4 PLAN FUNDING. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Bank for payment of any amounts hereunder. No Participant or any other person shall have any interest in any particular assets of the Bank by reason of the right to receive an Annual Incentive Award or a Change of Control Award under the Plan. Participants shall have only the rights of a general unsecured creditor of the Bank and only at such time or times when such rights may arise in accordance with the terms hereof.

      8.5 GOVERNING LAW. This Plan shall be construed in accordance with the laws of the State of California and the rights and obligations created hereby shall be governed by the laws of the State of California.

      8.6 BINDING EFFECT. This Plan shall be binding upon and inure to the benefit of the Bank, their successors and assigns, and the Participants, and their respective heirs and personal representatives.

      8.7 CONSTRUCTION OF PLAN. The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

      8.8 INTEGRATED PLAN. This Plan constitutes the final and complete expression of the Bank's agreement with respect to the subject matter hereof.

      8.9 EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan shall be the date on which it is approved and adopted by the Board. The Termination Date of this Plan shall be the earlier to occur of (i) the date on which the Board determines to terminate or discontinue the Plan and (ii) the date of any Change of Control.

      8.10 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Board may obtain such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any law or regulation of any governmental authority or any national securities exchange or other forum in which the Bank's common stock is traded. The Plan and any Annual Incentive Award or Change of Control Award hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

      8.11 AMENDMENT, SUSPENSION AND DISCONTINUANCE. The Board may from time to time amend, suspend or discontinue the Plan.

      8.12 ANNUAL INCENTIVE AWARDS AND CHANGE OF CONTROL AWARDS SUBJECT TO APPLICABLE LAW. Any payments made to any Participant pursuant to this Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.


                                    * * * * *

IN WITNESS WHEREOF, this Plan has been executed this 25th day of June, 1997.



                                   CALIFORNIA FEDERAL BANK
                                   A FEDERAL SAVINGS BANK




                                   By:   /s/ Gerald J. Ford
                                        ---------------------------------------

                                   Name: Gerald J. Ford

                                   Title: Chairman and Chief Executive Officer